Exhibit 10.9

Execution Version

Certain identified information has been excluded from the exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed. The excluded information is indicated by inserting the caption “[REDACTED]” where such information is omitted.

STRATEGIC PARTNERS AGREEMENT

by and between

Vista Sponsor Holdings, L.P.,

and

Miguel Galuccio, Pablo Vera Pinto, Juan Garoby and Alejandro Cherñacov in their capacity as Sponsors

and

Vista Oil and Gas, S.A.B. de C.V.

with the participation of Vista Management International Company Limited

Dated as of August 1, 2017

STRATEGIC PARTNERS AGREEMENT

This STRATEGIC PARTNERS AGREEMENT (this “Agreement”) is entered into on August 1, 2017 by and among:

(A)	Vista Sponsor Holdings, L.P. (“Riverstone Sponsor”) a limited partnership duly organized and validly existing under the laws of Ontario, Canada;

(B)

Miguel Galuccio (“MG”), Pablo Vera Pinto (“PV”), Juan Garoby (“JG”) and Alejandro Cherñacov (“AC”), and collectively with MG, PV and JG the “Management Sponsors” and together with Riverstone Sponsor, the “Sponsors”); and

(C)	Vista Oil and Gas, S.A.B. de C.V. (the “Company”) a publicly traded company (sociedad anónima bursátil de capital variable) duly organized and validly existing under the laws of Mexico.

with the participation of Vista Management International Company Limited (“Management Sponsors Entity”) a limited company duly organized and validly existing under the laws of the British Virgin Islands.

This Agreement is subject to the following Recitals and Clauses:

RECITALS

I. WHEREAS, as of the date of execution of this Agreement, the Sponsors own, collectively, 16,368,000 Series B Shares (as defined below) issued by the Company, which represent 99.2% of all Series B Shares issued by the Company as of the date hereof, in exchange of which the Sponsors have contributed a total of USD$25,000, corresponding to the sum of USD$[REDACTED] contributed by Riverstone Sponsor and USD$[REDACTED] contributed by Management Sponsor.

II. WHEREAS, on July 28, 2017, the shareholders of the Company adopted the resolutions attached hereto as Exhibit “A” (the “Shareholders’ Resolutions”) in which they approved, among other things, the issuance of Series A Shares (as defined below), the issuance of the Warrants (as defined below), the Global Offering (as defined below), and the execution of this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and with the intent of the parties to be legally bound, the parties hereto agree as follows:

CLAUSES

ARTICLE I

DEFINITIONS

SECTION 1.01. Definition of Certain Terms. The following terms shall have the respective meaning indicated below:

“AC” shall have the meaning set forth in the preamble to this Agreement.

“Agreement” shall mean this Strategic Partners Agreement.

“BMV” means the Bolsa Mexicana de Valores, S.A.B. de C.V.

“By-laws of the Company” shall mean the by-laws (estatutos sociales) of the Company as amended from time to time.

“Closing Price” has the meaning ascribed to such term in the Internal Regulation.

“CNBV” means the Comisión Nacional Bancaria y de Valores.

“Common Representative” shall have the definition assigned to such term in the Mexican prospectus related to the Mexican Public Offering.

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Dollars” or “USD$” means dollars, the legal currency of the United States of America.

“Escrow Account” means the U.K.-based escrow account into which the proceeds of the Global Offering, once converted into U.S. dollars as necessary, and certain proceeds from the private placement of the Sponsor Warrants shall be held in deposit.

“Forward Purchase Agreement” means the forward purchase agreement entered into by the Company and Riverstone Vista Capital Partners, L.P., an affiliate of Riverstone Sponsor, by means of which Riverstone Vista Capital Partners, L.P. has agreed to buy Series A Shares and Series A Warrants pursuant to the terms and conditions set forth therein.

“Global Offering” or “Offering” means the Mexican Public Offering and the International Offering, together.

“Indeval” means S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V.

“Initial Business Combination” means any merger, asset acquisition, stock purchase, share exchange, participation or interest purchase, reorganization or other similar business combination with one or more businesses of all type of commercial or civil corporation, associations, companies, trusts or any other entities, carried out by the Company.

“Initial Business Combination Closing Date” means the date on which the Initial Business Combination becomes effective, which may be the same date on which all agreements regarding such Initial Business Combination are executed or, in the event that such agreements included conditions precedent or other similar provision, the date on which the last of such conditions has been satisfied or waived, or in which the parties agreed that such Initial Business Combination will be in force, pursuant to the terms of the relevant agreement, as announced, as the case may be, by the Company through EMISNET

“Internal Regulation” means the regulation issued by the BMV duly authorized by CNBV on September 27, 1999, through official notice number 601-I-CGN-78755/99, including its amendments or any regulation that may replace it.

“International Offering” means the offering of Series A Shares and Warrants to (i) certain qualified institutional buyers (as defined in Rule 144A) in the United States and (ii) institutional and other investors outside the United States and Mexico that are not U.S. persons (as defined in Regulation S), pursuant to exemptions from registration under the U.S. Securities Act of 1933.

“JG” shall have the meaning set forth in the preamble to this Agreement.

“Management Sponsors” shall have the meaning set forth in the preamble to this Agreement.

“Management Sponsors Entity” shall have the meaning set forth in the preamble to this Agreement.

“Management Sponsor Warrants Contribution” shall have the meaning set forth in Section 3.01(a)(iii) hereof.

“Mexican Public Offering” means the public offering of Series A Shares and Warrants in Mexico to the general public.

“MG” shall have the meaning set forth in the preamble to this Agreement.

“Permitted Transferee” has the meaning set forth in Section 7.03 hereof.

“PV” shall have the meaning set forth in the preamble to this Agreement.

“Riverstone Sponsor” shall have the meaning set forth in the preamble to this Agreement.

“Riverstone Sponsor Warrants Contribution” means (a) USD$[REDACTED], plus (b) an amount equal to (x) [REDACTED]% of the gross proceeds of the Global Offering, plus (y) [REDACTED]% of the commission payable to the Underwriters at the closing of the Global Offering pursuant to the Underwriting Agreement, minus (c) the Management Sponsor Warrants Contribution.

“RNV” means the Mexican National Registry of Securities (Registro Nacional de Valores)

“Securities Market Law” or “LMV” means the Ley del Mercado de Valores of Mexico, as amended from time to time.

“Series A Shares” means the Series “A”, ordinary, nominative, no par value shares, representing the variable portion of the capital stock of the Company, registered in the Mexican National Registry of Securities (Registro Nacional de Valores) RNV of CNBV and listed in the BMV.

“Series A Warrants” means warrants to purchase one-third of a Series A Share to be issued by the Company under the Warrant Indenture and which are offered in the Global Offering or are kept in treasury of the Company to be delivered (i) in accordance with the Forward Purchase Agreement or (ii) pursuant to the Shareholders Resolutions.

“Series B Shares” means the series “B” ordinary shares, nominative, with no par value, representing the variable portion of the capital stock of the Company, which are convertible into Series A Shares.

“Specified Future Issuance” has the meaning set forth in Section 4.02(a) hereof.

“Sponsor Warrants” has the meaning set forth in Section 3.01 hereof.

“Sponsors” shall have the meaning set forth in the preamble to this Agreement.

“Trading Day” means each day on which the Series A Shares were or could have been negotiated in the BMV.

“Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriters” means Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, Casa de Bolsa Credit Suisse (México), S.A. de C.V., Grupo Financiero Credit Suisse (México) and Acciones y Valores Banamex, S.A. de C.V., Casa de Bolsa, integrante del Grupo Financiero Banamex, in their capacity as initial purchasers of the International Offering and underwriters of the Mexican Public Offering, as applicable.

“Underwriting Agreement” means the agreement entered into by and among Casa de Bolsa Credit Suisse (México), S.A. de C.V., Grupo Financiero Credit Suisse (México) and Acciones y Valores Banamex, S.A. de C.V., Casa de Bolsa, integrante del Grupo Financiero Banamex, on the one side, and the Company, on the other side, setting forth the terms under which such entities will act as underwriters of the Mexican Public Offering.

“USD$ Closing Price” means, for any Trading Day, the Dollar equivalent of the Closing Price for such Trading Day, which shall be determined applying the fix exchange rate (tipo de cambio fix) published by Banco de México on its webpage, with effect on such Trading Day.

“Warrant Indenture” means the warrant issuance indenture pursuant to which the Company will issue the Series A Warrants and the Sponsor Warrants.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

SECTION 2.01. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Sponsors:

(a) Organization and Execution. The Company is a sociedad anónima bursátil de capital variable duly organized and validly existing under the laws of Mexico. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to carry out the provisions hereof and to perform its obligations hereunder.

(b) Representative’s Authority. The Company’s legal representative has the necessary power and authority to execute and deliver this Agreement on its behalf, which powers and authorities have not been modified, limited or revoked in any manner.

SECTION 2.02. Representations and Warranties of Riverstone Sponsor. Riverstone Sponsor hereby represents and warrants to the Company and the Management Sponsors as follows:

(a) Organization and Execution. The Riverstone Sponsor is a limited partnership duly organized and validly existing under the laws of Ontario, Canada. The Riverstone Sponsor has all requisite corporate power and authority to execute and deliver this Agreement, to carry out the provisions hereof and to perform its obligations hereunder

(b) Representative’s Authority. The Riverstone Sponsor’s legal representative has the necessary power and authority to execute and deliver this Agreement on its behalf, which powers and authorities have not been modified, limited or revoked in any manner.

(c) Investment Representations:

(i) The Riverstone Sponsor understands that the Sponsor Warrants are being offered to it in a private placement that does not constitute a “public offering” within the meaning set forth in the Mexican Securities Market Law.

(ii) The Riverstone Sponsor is a qualified investor (inversionista calificado) within the meaning of the Mexican Securities Market Law and the regulations in effect as of the date hereof.

(iii) The Riverstone Sponsor has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Sponsor Warrants, which have been requested by the Riverstone Sponsor. The Riverstone Sponsor has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Riverstone Sponsor understands that its investment in the Series B Shares, the Sponsor Warrants and the Series A Shares related to them involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of such securities.

(iv) The Riverstone Sponsor has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Sponsor Warrants in the amount contemplated hereunder for an indefinite period of time. The Riverstone Sponsor has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Sponsor Warrants.

SECTION 2.03. Representations and Warranties of the Management Sponsors. Each Management Sponsor hereby represents and warrants to the Company and the Riverstone Sponsor, with respect to itself, that:

(a) Execution and Authority. Such Management Sponsor has the right, power and capacity to execute this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b) Investment Representations:

(i) Such Management Sponsor understands that the Sponsor Warrants are being offered to it in a private placement that does not constitute a “public offering” within the meaning set forth in the Mexican Securities Market Law.

(ii) Such Management Sponsor is a qualified investor (inversionista calificado) within the meaning of the Mexican Securities Market Law and the regulations in effect as of the date hereof.

(iii) Such Management Sponsor has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Sponsor Warrants, which have been requested by such Management Sponsor. Such Management Sponsor has been afforded the opportunity to ask questions of the executive officers and directors of the Company. Such Management Sponsor understands that its investment in the Series B Shares, the Sponsor Warrants, and the Series A Shares related to them involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of such securities.

(iv) Such Management Sponsor has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Sponsor Warrants in the amount contemplated hereunder for an indefinite period of time. Such Management Sponsor has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Sponsor Warrants.

SECTION 2.04. Representations and Warranties of the Management Sponsors Entity. The Management Sponsors Entity hereby represents and warrants to each of the Sponsors:

(a) Organization and Execution. The Management Sponsors Entity is a limited company duly organized and validly existing under the laws of the British Virgin Islands. The Management Sponsor Entity has all requisite corporate power and authority to execute and deliver this Agreement, to carry out the provisions hereof and to perform its obligations hereunder.

(b) Representative’s Authority. The Management Sponsor Entity’s legal representative has the necessary power and authority to execute and deliver this Agreement on its behalf, which powers and authorities have not been modified, limited or revoked in any manner.

ARTICLE III SPONSOR

WARRANTS

SECTION 3.01 Purchase of Sponsor Warrants. (a) On or before the pricing date of the Global Offering, the Company and the Sponsors shall execute a private placement agreement (“Private Placement Agreement”) pursuant to which the Company shall sell, and the Sponsors shall acquire, warrants to purchase one-third of a Series A Share issued by the Company under the Warrant Indenture (“Sponsor Warrants”), at the price or prices to be determined by the parties on such Private Placement Agreement, under the following premises:

(i)	[REDACTED]% of all Sponsor Warrants shall be purchased by the Riverstone Sponsor;

(ii)	[REDACTED]% of all Sponsor Warrants shall be purchased by the Management Sponsors, and further allocated among them as provided for in such;

(iii)

The total consideration to be paid by the Riverstone Sponsor for the Sponsor Warrants it purchases shall be equal to the Riverstone Sponsor Warrants Contribution, and the total consideration to be paid by the Management Sponsors for the Sponsor Warrants they purchase shall be equal to USD$[REDACTED] (the “Management Sponsor Warrants Contribution”); and

(iv)

The purchase price of all Sponsor Warrants sold to the Sponsors shall be paid by wire transfer of immediately available funds to the Company in accordance with the Company’s wiring instructions on the same date in which Series A Shares are settled (liquidadas) in the BMV.

(b) The transfer of title of the Sponsor Warrants sold pursuant to the Private Placement Agreement shall occur after the pricing date of the Global Offering, on the date on which the Series A Shares are registered in the BMV in accordance with the Global Offering, or on such date as may be mutually agreed by the Sponsors and the Company (the “Closing Date”). Once the aggregate purchase price of all Sponsor Warrants sold to all Sponsors pursuant to the Private Placement Agreement has been paid in full, the Company shall deliver to the relevant Sponsor the related Sponsor Warrants through Indeval, at the account of an Indeval participant notified in writing by such Sponsor to the Company.

SECTION 3.02 Exercise of Sponsor Warrants. (a) The parties hereby agree that each Sponsors and its Permitted Transferee shall have the right to exercise the Sponsor Warrants they own, on a cash basis or on a cashless basis, at its own discretion, regardless if the Company has declared or not that Warrants can only be exercised on a cashless basis in accordance with Section 9(c) of the Warrant Indenture.

(b) If any Sponsor or its Permitted Transferee elects to exercise its Sponsor Warrants on a cash basis, then they shall follow the mechanism set forth in Sections 13(b) and 13(c) of the Warrant Indenture. If any Sponsor or its Permitted Transferee elects to exercise its Sponsor Warrants on a cashless basis, then they shall follow the mechanism set forth in Section 13(d) of the Warrant Indenture; provided that (i) the “Exercise Date” (as defined in the Warrant Indenture) may be any “Business Day” (as defined in the Warrant Indenture) within the “Exercise Period” (as defined in the Warrant Indenture), and (ii) the “US$ Fair Market Price of the Underlying Shares” (as defined in the Warrant Indenture) will be the average of the “US$ Closing Price” (as defined in the Warrant Indenture) of the Series A Shares of the last 10 Trading Days, commencing on (and including) the Business Day on which the exercise notice is delivered.

SECTION 3.03 Early Termination of Sponsor Warrants. (a) In the event (i) the Company declares the early termination of the exercise period of the Warrants in accordance with Section 9(b) of the Warrant Indenture, unless such early termination occurs due to the failure to complete the Initial Business Combination, in which event the Sponsor Warrants shall expire worthless and there is no exchange, and (ii) any Sponsor Warrants expire without being exercised, then the Company shall issue and deliver to the Sponsor or its Permitted Transferee owning such Sponsor Warrants another security, document, instrument, or contractual arrangement that is reasonably satisfactory in form and substance to such Sponsor or Permitted Transferee, that gives such Sponsor or Permitted Transferee the right to purchase one-third of a Series A Share in the same terms and conditions as if such Sponsor Warrants have not expired.

(b) If the Company issues and delivers to any Sponsor or its Permitted Transferee the securities, documents, instruments or contractual arrangements set forth in Section 3.03(a) above, the Company shall also issue or keep in its treasury a number of Series A Shares for their further delivery to the Sponsor or its Permitted Transferee, free and clear of any and all preemptive or similar rights, in the event it exercises its rights in accordance with the terms and conditions set forth in such securities, documents, instruments or contractual arrangements.

ARTICLE IV

CONVERSION OF SERIES B SHARES

SECTION 4.01. Series B Shares as a Percentage of Capital Stock after the consummation of the Global Offering. (a) Assuming 66,000,000 Series A Shares are sold in the Global Offering, the 16,500,000 Series B Shares will represent 20% of all capital stock issued by the Company immediately after the consummation of the Global Offering.

(b) In the event less than 66,000,000 Series A Shares are sold in the Global Offering, the Sponsors shall have the obligation to deliver to the Company, for cancellation, such number of Series B Shares as may be necessary so that the remaining Series B Shares represent 20% of all capital stock issued by the Company immediately after the consummation of the Global Offering. The Company shall carry out all such actions as are necessary or convenient in connection with the cancellation of such Series B Shares, including but not limited to the following: (i) the preparation and registry of all entries in the relevant corporate books and records of the Company, (ii) the preparation, execution and delivery or exchange of any stock certificates issued by the Company, and (iii) the preparation and delivery of all required notices with the relevant governmental authorities and regulatory entities and public registries, as the case may be.

SECTION 4.02. Conversion Rights and Anti-Dilution Protection. (a) After the Initial Business Combination Closing Date, the Company shall have the obligation to convert the Series B Shares into Series A Shares on a one for one basis, subject to adjustments for stock splits, share dividends, reorganizations, recapitalizations or other similar conditions, including the issuance, sale or delivery of additional shares representing the capital stock of the Company or other related securities to fund the Initial Business Combination (“Specified Future Issuance”); provided that there will not be any adjustment to the conversion of Series B Shares into Series A Shares in connection with the issuance, sale or delivery of Series A Shares and Series A Warrants under the Forward Purchase Agreement (“Forward Purchase Securities”) and provided further that the holders of more than 88% of the then-outstanding Series B Shares may agree to waive such adjustment with respect to a Specified Future Issuance. For the avoidance of doubt, to the extent such waivers in connection with a Specified Future Issuance are not granted, then all Sponsors and their Permitted Transferees would retain the right to receive their aggregate percentage ownership so that the Series B Shares equal 20% of the sum of the total number of all Shares issued and outstanding upon completion of the offering plus all Shares issued in the Specified Future Issuance. For clarity purposes, the conversion of Series B Shares into Series A Shares in the terms provided in Section 4.02(b) above shall not occur prior to the consummation of the Initial Business Combination.

(b) To convert their Series B Shares into Series A Shares, the relevant Sponsor must immediately deliver the stock certificates representing their Series B Shares to the Company, and upon reception thereof, the Company shall deliver to such Sponsor the related Series A Shares through Indeval, at the account notified in writing to Company.

ARTICLE V

WAIVERS

SECTION 5.01 Escrow Account. (a) The Sponsors acknowledge that, in their capacity as holders of Series B Shares, they have no right, title, interest or claim of any kind in or to any monies held in the Escrow Account or any other asset of the Company to be used to make reimbursements and payments to holders of Series A Shareholders as provided for in the Shareholders Resolutions, and hereby waive, with respect to any Series B Shares held by it, any rights it may have in connection therewith. For the avoidance of doubt, this acknowledgement and waiver does not affect any right of the Sponsor could have in their capacity as holders of any Series A Shares.

(b) In the event any Sponsor transfers money to the Company as advances for future capital increases before the Initial Business Combination Closing Date and no Initial Business Combination is completed within 24 months from the date on which the Company publishes the Global Offering placement notice (aviso de colocación), then such Sponsor hereby acknowledges that, in its capacity as grantor of such advances for future capital increases in benefit of the Company, it has no right, title, interest or claim of any kind in or to any monies held in the Escrow Account or any other asset of the Company to be used to make reimbursements and payments to holders of Series A Shareholders as provided for in the Shareholders Resolutions, and hereby waives, with respect to any such advances for future capital increases, any rights it may have in connection therewith. For the avoidance of doubt, this acknowledgement and waiver does not affect the right that any Sponsor will have to receive payments of such Escrow Account in their capacity as grantors of advances for future capital increases in benefit of the Company in the event the Initial Business Combination is completed and after any holders of any Series A Shares so electing are reimbursed and repaid as provided in the Shareholders Resolutions.

SECTION 5.02 Incorporation of other companies. (a) The Sponsors hereby acknowledge and agree that neither they, nor any of their affiliates, will participate in the formation or incorporation of any type of special purpose acquisition vehicles that intend to acquire oil and gas companies or assets in Mexico or Latin America, until a definitive agreement in connection with the Initial Business Combination has been reached or in the event that such Initial Business Combination fails to be completed within the required time frame.

(b) The Sponsors have agreed not to become, and to cause any director appointed by the Sponsors to the board of the Company not to become, an officer or director of any other special purpose acquisition vehicles until a definitive agreement in connection with the Initial Business Combination has been reached or in the event that such Initial Business Combination fails to be completed within the required time frame.

ARTICLE VI

INDEMNITY

SECTION 6.01 Indemnity. (a) The Sponsor Indemnitors (as defined below) agree, severally and not jointly (mancomunada pero no solidariamente) and, with respect to each Sponsor Indemnitor, in any event subject to the limitations provided in this Section 6.01, to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) (“Losses”) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into an acquisition agreement (a “Target”); provided, however, that such indemnification of the Company by the Sponsor Indemnitors shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Escrow Account to below (i) USD$10 per share of the Series A Shares sold in the Global Offering or (ii) such lesser amount per Series A Shares sold in the Global Offering held in the Escrow Account as of the date on which such funds are used to make reimbursements and payments to our Series A Shareholders, as provided for in the Shareholders Resolutions, due to reductions in the value of the escrow assets, in each case net of the interest earned on such funds held in the Escrow Account that may be released to the Company to pay income tax obligations arising after the closing of the Global Offering and to pay working capital (not to exceed USD$750,000 annually for a maximum of 24 months from the closing of the Global Offering) and up to USD$100,000 of interest to pay dissolution expenses. As used herein, “Sponsor Indemnitor” means either Riverstone Sponsor or Management Sponsors Entity, in either case excluding any direct or indirect affiliate, shareholder, member or partner of such Sponsor Indemnitor or any of their respective, managers, officers or directors.

(b) Notwithstanding the foregoing, the obligations of each Sponsor Indemnitor pursuant to the foregoing Section 6.01(a) shall be apportioned and limited as follows: (i) Riverstone Sponsor will be responsible for [REDACTED]% of the Losses arising from any particular claim, and (ii) Management Sponsors Entity will be responsible for [REDACTED]% of the Losses arising from such particular claim. In no event will a Sponsor Indemnitor, absent its written consent, be responsible for any Losses other than those apportioned to such Sponsor Indemnitor by the preceding sentence (with respect to any Sponsor Indemnitor, its “Allocable Losses”).

(c) With respect to any Sponsor Indemnitor’s Allocable Losses, such Sponsor Indemnitor has the right in its sole discretion to: (i) defend against any claim for such Allocable Losses with counsel of its choice if, within 30 days following receipt of written notice of the claim from the Company, such Sponsor Indemnitor notifies the Company in writing that it shall undertake such defense; and (ii) make any payment or enter into a settlement or release of any such claim in its sole discretion. For the avoidance of doubt, the payment, settlement or release of any Sponsor Indemnitor’s Allocable Losses shall have no impact on the other Sponsor Indemnitor and its Allocable Losses, such that one Sponsor Indemnitor may choose in its sole discretion to settle its Allocable Losses while the other Sponsor Indemnitor may choose to defend against its Allocable Losses.

(d) Notwithstanding anything to the contrary herein, no Sponsor Indemnitor will have any obligation to indemnify or make any payment pursuant to Section 6.01(a) above with respect to (i) any claims by a third party (including a Target) that executed a waiver of any and all rights to seek access to the Escrow Account, regardless of whether such executed waiver is deemed to be unenforceable against such third party, and (ii) any claims under the Company’s indemnity of the Underwriters pursuant to the purchase agreement and the underwriting agreement between the Company and the Underwriters against certain liabilities, including any liabilities under the Securities Act of 1933 and the LMV, as amended. For the avoidance of doubt, any obligation to indemnify under this Section 6.01 will terminate upon completion of the Initial Business Combination or the liquidation of the Escrow Account in the event the Company fails to complete an Initial Business Combination in the required time frame.

(e) The Company shall not enter into any services or transaction agreement without a clause that is substantially similar to the form attached hereto as Exhibit “B”, unless the board of directors, with the affirmative vote of Miguel Galuccio and Ken Ryan, approves an agreement without such clause.

SECTION 6.02 Call Option and Irrevocable Power of Attorney. On or before the date hereof the Management Sponsors and the Management Sponsors Entity shall, and hereby agree to, execute an irrevocable call option agreement (contrato de promesa de venta) pursuant to which the Management Sponsors shall have the obligation to sell, and the Management Sponsors Entity shall have the right to purchase, up to all Series B Shares and up to all Sponsor Warrants owned by the Management Sponsors Entity after the Global Offering (after giving effect to any adjustment made in accordance with Section 4.01(b)) in such amount as needed to provide the Management Sponsors Entity with sufficient funds to pay for any Indemnification Payment (as defined below). The call option shall become exercisable, for a total consideration of USD$10.00 (a) upon the receipt by the Company of a definitive non-appealable resolution issued by a competent court ruling that the Management Sponsors Entity is required to make a payment to the Company under Section 6.01 hereof (“Indemnification Payment”), and (b) only if such Indemnification Payment is not made by the Management Entity Sponsor to the Company within the term provided by such court resolution (or 5 business days after such resolution is notified or published, in the event no term is included therein). Within 10 business days after the execution of the irrevocable call option agreement (contrato de promesa de venta), the Management Sponsors Entity shall grant an irrevocable power of attorney in favor of the Company so that the Company has legal authority to (i) exercise, on behalf of the Management Sponsors Entity, all of its right under such irrevocable call option agreement (contrato de promesa de venta) pursuant to the first sentence of this Section, including purchasing as many Series B Shares and Sponsor Warrants as the Company determines as necessary to provide the Management Sponsors Entity with sufficient funds to pay for any Indemnification Payment, acting pursuant to the terms and conditions set forth in the irrevocable call option agreement (contrato de promesa de venta), and (ii) sell the Series B Shares and Sponsor Warrants so acquired from the Management Sponsors, and use the proceeds thereof to make the Indemnification Payment.

ARTICLE VII

LOCK-UP PROVISIONS

SECTION 7.01 Lock-Up for Series B Shares. Subject to Section 7.03, the Sponsors agree that it or he shall not Transfer any Series B Shares (or Series A Shares delivered upon conversion thereof) until the earlier of (i) one year after the Initial Business Combination Closing Date or (ii) subsequent to the Initial Business Combination, (x) if the last USD$ Closing Price equals or exceeds 12 Dollars per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 Trading Days within any 30 Trading Day period commencing at least 150 days after the Initial Business Combination Closing Date or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Series A Shares for cash, securities or other property.

SECTION 7.02 Lock-up of Sponsor Warrants. Subject to Section 7.03, the Riverstone Sponsor and each Management Sponsor agrees that it or he shall not Transfer any Sponsor Warrants (or Series A Shares delivered upon exercise of such Sponsor Warrants), until 30 days after the Initial Business Combination Closing Date.

SECTION 7.03 Transfer Provisions. (a) Notwithstanding the provisions set forth in Sections 7.01 and 7.02, Transfers of the Series B Shares, Sponsor Warrants and Series A Shares delivered upon the exercise or conversion of the Sponsor Warrants or the Series B Shares, as applicable, and that are held by the Riverstone Sponsor, any Management Sponsor are permitted (i) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Sponsors or any affiliates of the Sponsor; (ii) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with the consummation of an Initial Business Combination at prices no greater than the price at which the securities were originally purchased; (vi) in the event of the Company’s liquidation prior to the completion of an Initial Business Combination; (vii) in case of Riverstone Sponsor, by virtue of the laws of the province of Ontario or the federal laws of Canada or the terms of its limited partnership agreement upon dissolution of the Sponsor; and (viii) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Series A Shares for cash, securities or other property subsequent to the completion of the Initial Business Combination; provided, however, that in the case of clauses (i) through (v) and (vii), these permitted transferees must enter into a written agreement agreeing to be bound by similar transfer restrictions (each a “Permitted Transferee”).

(b) Any transfer of Series B Shares (or Series A Shares delivered upon conversion thereof) Sponsor Warrants in accordance with the irrevocable call option agreement (contrato de promesa de venta) described in Section 6.02 above would not be considered a breach to the lock up provisions set forth in Sections 7.01 and 7.02 hereof.

ARTICLE VIII

STRATEGIC PARTNER

SECTION 8.01 Strategic Partners. (a) The parties hereto acknowledge and agree that (i) the Sponsors are strategic partners of the Company for purposes of Article 367 of the Securities Market Law; and that the maximum percentage of the capital stock of the Company they could potentially hold is 100%, and (ii) this Agreement is recognized in the By-laws of the Company.

(b) Accordingly, to the extent the Sponsors, individually or as a group, fall within the description of insider set forth in subparagraphs I or II of Article 363 of the Securities Market Law, the Sponsors are nevertheless authorized to buy or sell to the Company securities representing capital stock of the Company, including the acquisition and/or sales of securities provided for in this Agreement and the Shareholders Resolutions.

SECTION 8.02. Disclosure to BMV. The Company hereby agrees that in the event there is a sale or an acquisition of securities between the Company and any of the Sponsors as provided for in Section 8.01(b), the Company shall disclose it to the BMV in terms of the applicable regulation and through the means made available by BMV.

ARTICLE X

MISCELLANEOUS

SECTION 9.01. Notices. (a) All notices and other communications hereunder shall be in writing and shall be deemed given when mailed, delivered personally, by facsimile or email (each of which is confirmed) or sent by an overnight courier service, to the parties at the following addresses (or at such other address for a party as shall be specified by such party by like notice):

if to Management Sponsors

Attention: Santiago Pedro Balbi

Telephone: +54 11 4021 2326|5171-2326

Facsimile: +54 11 4021 2301|5171-2301

E-mail: santiago.balbi@bfmyl.com

if to Riverstone Sponsor:

Attention: General Counsel

Telephone: +1 212 993 0077

Email: legal@riverstonellc.com

if to Management Sponsors Entity

Attention: Santiago Pedro Balbi

Telephone: +54 11 4021 2326|5171-2326

Facsimile: +54 11 4021 2301|5171-2301

E-mail: santiago.balbi@bfmyl.com

(b) The Company hereby agrees to (i) promptly provide to Riverstone Sponsor (through the individuals authorized to receive notices and other communications as provided above, or any other person that Riverstone Sponsor subsequently identify for such purposes) with copies of all drafts of any agreements or other documents delivered by the Management Sponsors as attorneys-in-fact of the Company and in connection with any of their activities related with any Initial Business Combination, and (ii) keep Riverstone Sponsor updated with respect to any information received from the Management Sponsors in connection with negotiations relating to the Initial Business Combination.

SECTION 10.02. Language and Counterparts. This Agreement is executed in English language, and has been executed in multiple counterparts, each of which shall be deemed to be an original of this Agreement.

SECTION 10.03. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party without the prior written consent of the other Parties to this Agreement, it being understood that the foregoing shall not be read to limit any Transfer pursuant to this Agreement.

SECTION 10.04. Governing Law. This Agreement shall be governed by, construed and interpreted in accordance with the applicable laws of Mexico. The parties hereto expressly waive any right they may have, now or in the future, to demand or seek the application of a governing law other than the laws of Mexico.

SECTION 10.05 Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of Mexico City for the purpose of any action or judgment relating to or arising out of this agreement or any of the transactions contemplated hereby and to the laying of venue in such court.

México City, México, August 1, 2017

[SIGNATURE PAGES FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

VISTA SPONSOR HOLDINGS, L.P.

By:	/s/ Thomas Walker

Name:	Thomas Walker
Position:	Managing Director of the general partner, Riverstone Vista Holdings GP, L.L.C.

VISTA SH, L.L.C.

By:	/s/ Thomas Walker

Name:	Thomas Walker
Position:	Managing Director

[Signature page to Vista Strategic Partners Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

VISTA OIL & GAS, S.A.B. DE C.V.:

By:	/s/ Germán Gabriel Cueva López

Name:	Germán Gabriel Cueva López
Position:	Attorney-in-fact

[Signature page to Vista Strategic Partners Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

VISTA MANAGEMENT INTERNATIONAL
COMPANY LIMITED

By:	/s/ Miguel Galuccio

Name:	Miguel Galuccio
Title:	Director

[Signature page to Vista Strategic Partners Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MANAGEMENT TEAM MEMBER:

By:	/s/ Miguel Galuccio
Name:	Miguel Galuccio

[Signature page to Vista Strategic Partners Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MANAGEMENT TEAM MEMBER:

By:	/s/ Pablo Vera Pinto
Name:	Pablo Vera Pinto

[Signature page to Vista Strategic Partners Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MANAGEMENT TEAM MEMBER:

By:	/s/ Juan Garoby
Name:	Juan Garoby

[Signature page to Vista Strategic Partners Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MANAGEMENT TEAM MEMBER:

By:	/s/ Alejandro Cherñacov

Name:	Alejandro Cherñacov

[Signature page to Vista Strategic Partners Agreement]